DSCB:  15-1915 (Rev, 90)
P. O. NALY COMPANY, PGH., PA  15219


Microfilm                    Filed with the Department
Number ________________      of State on ______________________________________


Equity Number _________      Secretary of
                             the Commonwealth _________________________________


        ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION


     In compliance with the requirements of 15 Pa.C.S.Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is:  Equitable Resources, Inc.
                                      ------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)  420 Boulevard of the Allies, Pittsburgh, PA  15219, Allegheny County.
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     Number and Street, City, State, Zip, County

(b)  c/o: ---------------------------------------------------------------------
     Name of Commercial Registered Office Provider

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is:
     Pennsylvania Business Corporation Law.
     ---------------------------------------------------------------------------

4.   The date of its incorporation is:      March 31, 1926.
                                       -----------------------------------------

5.   (Check, and if appropriate complete, one of the following):

       X     The amendment shall be  effective  upon  filing  these  Articles of
     ------  Amendment in the Department of State.

     ------  The amendment shall be effective on:                at:
                                                  -------------      ----------.

6.   (Check one of the following):

     ------ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

        X    The amendment was adopted by the board of directors pursuant to 15
     ------  Pa.C.S. Section 1914(c).

7.   (Check, and if appropriate complete, one of the following):

     ------ The amendment adopted by the corporation, set forth in full, is as follows:







        X    The amendment adopted by the corporation as set  forth in full in
     ------  Exhibit A attached hereto and made a part hereof.

8.   (Check if the amendment restates the Articles):

     ------ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 7th day of May, 1996.


                                         Equitable Resources, Inc.
                               -----------------------------------------------
                                           (Name of Corporation)


                          By:             /s/ Audrey C. Moeller
                               -----------------------------------------------
                                                (Signature)


                          TITLE:   Vice President and Corporate Secretary
                               -----------------------------------------------

                                                                       EXHIBIT A

           RESOLVED, That pursuant to the authority conferred upon the Board of Directors by Article Fifth, Division A, section 1.1 of the Restated Articles of Incorporation of the Company, as amended, there is hereby established a series of the Preferred Stock of the Company to consist initially of 500,000 shares with the designation and relative rights and preferences thereof to be as follows:

      DESIGNATION. The shares of such series shall be designated as "Series One Preferred Stock." Shares of this series shall be issued pursuant to the exercise of rights to purchase Series One Preferred Stock distributed to the holders of Common Stock, without par value, of the Company (the "Common Stock").

      DIVIDENDS AND DISTRIBUTIONS. Subject to the rights and preferences of the holders of any shares of any series of Preferred Stock ranking senior as to dividends to this Series One Preferred Stock, as such may be established by the Board of Directors, the holders of shares of Series One Preferred Stock, in preference to the holders of Common Stock and shares of stock ranking junior as to dividends to the Series One Preferred Stock, shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series One Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $29.50 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends plus 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), paid on the Common Stock at any time during the quarter year immediately preceding the quarter year ending on the day immediately preceding such Quarterly Dividend Payment Date. In the event the Company shall at any time after April 1, 1996 (the "Rights Distribution Date") during any quarter year immediately preceding the quarter year ending on the day immediately preceding a Quarterly Dividend Payment Date (i) declare any dividend on Common Stock payable in shares of Common Stock, or (ii) subdivide the outstanding Common Stock or combine the outstanding Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the amounts to which holders of shares of Series One Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Dividends shall begin to accrue and be cumulative on outstanding shares of Series One Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series One Preferred Stock, unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series One Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series One Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series One Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

      VOTING RIGHTS. Except as otherwise provided by law, holders of shares of Series One Preferred Stock shall have no voting rights.

      CERTAIN RESTRICTIONS. Whenever quarterly dividends or other dividends or distributions payable on the Series One Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series One Preferred Stock outstanding shall have been paid in full, the Company shall not: (i) declare or pay dividends on, make any distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or as to assets) to the Series One Preferred Stock; (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or as to assets) with the Series One Preferred Stock, except dividends paid ratably on the Series One Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or as to assets) to the Series One Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or as to assets) to the Series One Preferred Stock; or (iv) purchase or otherwise acquire for consideration any shares of Series One Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series One Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes. The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under this paragraph, purchase or otherwise acquire such shares at such time and in such manner.

      REACQUIRED SHARES. Any shares of Series One Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

      LIQUIDATION, DISSOLUTION OR WINDING UP. Subject to the rights and preferences of the holders of any shares of any series of Preferred Stock ranking senior as to assets to this Series One Preferred Stock, as such may be established by the Board of Directors, upon any involuntary or voluntary liquidation, dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or as to assets) to the Series One Preferred Stock unless, prior thereto, the holders of shares of Series One Preferred Stock shall have received an amount per share equal to the Per Share Series One Liquidation Preference. The Per Share Series One Liquidation Preference shall be equal to the sum of (x) $100.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus (y) the Participation Preference. The "Participation Preference" is an amount per each share of Series One Preferred Stock outstanding equal to the product of (A) the Excess Distribution Amount, as hereinafter defined, times (B) a fraction whose numerator is 100 and whose denominator is the sum of (i) the product of 100 times the number of outstanding shares of Series One Preferred Stock, plus (ii) the product of 100 times a fraction whose numerator is the number of outstanding shares of Common Stock and whose denominator is the Adjustment Number; provided, however, if the foregoing computation results in a negative number, then the Participation Preference shall be 0. Following the payment of the full amount of the Series One Liquidation Preference, holders of shares of Common Stock shall receive the remaining assets to be distributed.

      The "Excess Distribution Amount" is an amount equal to the amount available for distribution to shareholders of the Company after payment of all debts and liabilities less the sum of (i) the liquidation preferences in respect of all shares of preferred stock of the Company other than the Series One Preferred Stock, (ii) the product of 100 times the number of outstanding shares of Series One Preferred Stock, and (iii) the product of the number of outstanding shares of Common Stock times a fraction whose numerator is 100 and whose denominator is the Adjustment Number.

      The Adjustment Number shall initially be 100 and shall be subject to adjustment as provided below. In the event the Company shall at any time after the Rights Distribution Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series One Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, or
      (ii) subdivide the outstanding Common Stock or combine the outstanding Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series One Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      REDEMPTION. The outstanding shares of Series One Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time or from time to time, at a cash price per share equal to
      (i) the product of the Adjustment Number times the Average Market Value, as such term is hereinafter defined, of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest; provided, however, that if and whenever any quarter-yearly dividend shall have accrued on the Series One Preferred Stock which has not been paid or declared and a sum sufficient for the payment thereof set apart, the Company may not purchase or otherwise acquire any shares of Series One Preferred Stock unless all shares of such stock at the time outstanding are so purchased or otherwise acquired. The "Average Market Value" is the average of the closing sale prices of the Common Stock during the 30-day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of Common Stock during such 30-day period on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value of the Common Stock as determined by the Board of Directors in good faith.

      FRACTIONAL SHARES. Series One Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, if applicable, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series One Preferred Stock.